HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS


                                                     Bus (801) 532-2200
     Member of AICPA Division of Firms               Fax (801) 532-7944
              Member of SECPS                   345 East Broadway, Suite 200
 Member of Summit International Associates     Salt Lake City, Utah 84111-2693





                                   May 8, 2000



Securities and Exchange Commission
Washington, DC 20549

re:  World Wireless Communications, Inc.

We have read the statements World Wireless Communications, Inc. made in its Form 8-K dated May 1, 2000 regarding changes in the registrant's certifying accounts. We agree with the statements made therein.





                                              /s/ HANSEN, BARNETT & MAXWELL
                                              -----------------------------
                                              HANSEN, BARNETT & MAXWELL




                                       5